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EXHIBIT 21.1

LIST OF SUBSIDIARIES OF
EXCO RESOURCES, INC.

Name of Subsidiary	State of Incorporation
EXCO Services, Inc.	Delaware
EXCO Partners Operating GP, LLC	Delaware
EXCO Partners Operating MLP, LP	Delaware
EXCO USA GP, LLC	Delaware
EXCO Operating USA, LP	Delaware
EXCO Midcontinent MLP, LLC	Delaware
EXCO Partners GP, LLC	Delaware
EXCO GP Partners Old, LP	Delaware
EXCO Partners OLP GP, LLC	Delaware
EXCO Partners Operating Partnership, LP	Delaware
Vaughan Holding Company, L.L.C.	Texas
Vaughan Gathering, LLC	Delaware
Vaughan DE, LLC	Delaware
Winchester Production Company, Ltd.	Texas
EXCO Winchester MLP, LLC	Delaware
TGG Pipeline, Ltd.	Texas
Talco Midstream Assets, Ltd.	Texas
Garrison Gathering, LLC	Texas
EPOP MLP, LLC	Delaware
EXCO Partners GP LP, LLC	Delaware
EXCO Partners MLP LP, LLC	Delaware
EXCO GP Partners, LP	Delaware
EXCO Partners, LP	Delaware
North Coast Energy, Inc.	Delaware
North Coast Energy Eastern, Inc.	Delaware
Power Gas Marketing & Transmission, Inc.	Delaware

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  EXHIBIT 21.1
LIST OF SUBSIDIARIES OF EXCO RESOURCES, INC.